FOR FURTHER INFORMATION:

AT THE COMPANY:

Karen J. Dearing

Chief Financial Officer

(248) 208-2500

FOR IMMEDIATE RELEASE

SUN COMMUNITIES, INC. REPORTS 2008 FOURTH QUARTER

AND YEAR END RESULTS

Southfield, MI, March 13, 2009 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported fourth quarter and year ended December 31, 2008 results.

For the year ended December 31, 2008, total revenues increased 8.1 percent to $255.0 million, as compared to $236.0 million for the same period in 2007. Net loss for the year ended December 31, 2008 was $(34.5) million, or $(1.90) per diluted common share, compared with a net loss of $(16.6) million, or $(0.93) per diluted common share, for the year ended December 31, 2007. Funds from operations (FFO)(1) were $26.5 million, or $1.29 per diluted share/OP Unit, for the year ended December 31, 2008, compared to $45.4 million, or $2.24 per diluted share/OP Unit, for the year ended December 31, 2007.

During the quarter ended December 31, 2008, total revenues increased 6.6 percent to $63.2 million, as compared to $59.3 million in the fourth quarter of 2007. Net loss for the fourth quarter of 2008 was $(18.5) million, or $(1.01) per diluted common share, compared with a net loss of $(10.2) million, or $(0.57) per diluted common share, for the same period in 2007. FFO(1) was $(0.6) million, or $(0.03) per diluted share/OP Unit, in the fourth quarter of 2008 as compared to $4.5 million, or $0.22 per diluted share/OP Unit, in the fourth quarter of 2007.

Included in 2008 net loss is equity loss from Origen Financial, Inc. (“Origen”) of $16.5 million, which includes an impairment charge of $9.6 million. Also included are impairment charges of $9.1 million to the book value of four communities, an impairment charge of $4.1 million to the Company’s cable television and internet assets, and severance costs of $0.9 million. The Reconciliation of Net Loss to Funds from Operations, included with this press release, presents adjustments to FFO(1) for the quarter and year ended December 31, 2008 and 2007.

After adjustments, the Company earned FFO(1) of $2.78 and $2.72 per diluted share/OP unit for the year ended December 31, 2008, and 2007, and $0.73 and $0.70 for the three months ended December 31, 2008, and 2007, respectively.

“We are pleased with the overall performance in 2008, especially in light of the ever increasing economic uncertainty in the latter half of the year”, said Gary Shiffman, Chairman and CEO. “Home sales remained strong, portfolio occupancy gains exceeded budget and nearly all key guidance metrics were achieved”, Shiffman added.

March 13, 2009

For 135 communities owned throughout 2008 and 2007, total revenues increased 2.5 percent for the quarter ended December 31, 2008, and total expenses increased 1.0 percent, resulting in an increase in net operating income(2) of 3.1 percent, as compared to an increase in net operating income(2) of 2.2 percent for the same period in 2007. For the year ended December 31, 2008, total revenues increased 2.3 percent and total expenses increased 1.0 percent, resulting in an increase in net operating income(2) of 2.8 percent, as compared to an increase in net operating income(2) of 2.1 percent for the same period in 2007. Same property occupancy in the manufactured housing sites was 82.1 percent and 82.4 percent at December 31, 2008, and 2007, respectively.

Manufactured housing revenue producing sites decreased by 138 for the fourth quarter of 2008, compared to a decrease of 67 sites during the fourth quarter of 2007. For the year ended December 31, 2008, manufactured housing revenue producing sites decreased by 88, compared to a decrease of 132 during the same period in 2007. This represents a quarter over quarter decline of 71 sites and a year over year improvement of 44 sites, for the three and twelve months ended December 31, 2008, respectively, compared to the same periods during 2007.

“Total portfolio occupancy including permanent recreational vehicles improved from a loss of 148 sites in 2007 to a loss of 47 sites in 2008, and is budgeted to be positive for 2009. At the same time, we have seen total applications to live in a Sun Community increase from 10,000 in 2006 to 15,000 in 2007 to 17,000 in 2008. With the current tenuous economy, there are fewer and fewer housing options available to an increasing segment of the population. The affordability factor should play strong to this growing segment of the population and continue to augment demand for our product.” said Shiffman.

The Company sold 965 new and pre-owned homes during 2008, compared to 712 in 2007, an increase of approximately 35.5 percent. The increase is due principally to increased sales of rental homes which increased 64.2 percent to 596 in 2008, up from 363 in 2007. During the fourth quarter of 2008, the Company sold 223 new and pre-owned homes, compared to 147 during the fourth quarter of 2007. Rental home sales, included in total new and pre-owned home sales, totaled 153 for the three months ended December 31, 2008, compared to 82 during the same period in 2007.

The Company’s rental program has increased by a net 189 homes since December 31, 2007, bringing the total number of occupied rentals to 5,517 at December 31, 2008, as reflected in the accompanying table. Rental rates for the homes, including site rent, have increased approximately 2.5 percent over the past year from an average of $718 per month at December 31, 2007, to an average of $736 per month at December 31, 2008.

During 2008, the Company completed a secured borrowing of $27.0 million, of which $4.3 million was used to repay an existing mortgage and the remaining proceeds were used to pay down the Company’s unsecured line of credit. Subsequent to year end, the Company’s $40.0 million floor plan/line of credit facility matured and was replaced by a $10.0 million floor plan facility. Additional information regarding upcoming debt maturities is contained in the following 2009 Earnings Guidance section.

March 13, 2009

The Company completed various transactions involving its installment notes during 2008 which are recorded as a transfer of financial assets and resulted in cash proceeds of $27.5 million and net proceeds of $6.0 million were realized through the sale of three parcels of vacant land.

The Company’s Board of Directors has approved a first quarter dividend of $0.63 to be declared and paid in April 2009.

2009 EARNINGS GUIDANCE

It is the Company's expectation that FFO(1) per diluted share/OP unit will be in the range of $2.84 to $2.92 per diluted share/OP unit for 2009. We believe this growth of 2.2 percent to 5.0 percent to be achievable in the current economic environment because affordable housing meets essential needs at a time of severe uncertainty regarding employment and wage growth. Monthly costs for our homes range from as little as $500 per month for smaller homes (including the home and land) to over $1,000 for larger homes. The monthly cost per square foot ranges from as low as $0.50 for the smaller homes to about $0.80 for the larger homes. As economic times become more challenging, our product experiences stronger demand which is why manufactured housing has often been characterized as recession-resistant. While it is too early to call it a trend, growth in revenue producing sites, as described in greater detail below, may be reflective of that historical experience. Sun Communities represents a high-quality low-cost alternative for housing.

SITE RENT INCREASES

The weighted average site rental increase for 2009 is expected to be 3.0 percent.

OCCUPANCY

Occupancy losses in the portfolio, including manufactured housing and permanent recreational vehicle sites, improved from a loss of 148 sites in 2007 to a loss of 47 sites in 2008. For 2009, revenue producing sites are expected to increase by approximately 190 sites, including over 50 permanently sited homes in our recreational vehicle communities. The improvement in occupancy results for 2008 compared to 2007 and for 2009 compared to 2008 is concentrated in our portfolio in the Midwest which has been experiencing reduced occupancy loss while the East, Southeast, and West continue to perform at a consistent level of occupancy growth. The increase in revenue producing sites is also benefiting from a continuing conversion of seasonal recreational vehicle sites into permanent occupancy.

Revenue producing sites have increased by 40 during the first two months of 2009, compared to a loss of 82 sites during the first two months of 2008. Driving that improvement were Michigan, Indiana, and Ohio, which improved by 126 sites for the first two months of 2009 compared to the comparable 2008 period.

March 13, 2009

JLT & Associates, an independent real estate market research company, recently issued a summary of its 2008 and 2007 manufactured housing home community surveys. The surveys covered 71 major markets in the United States and included 1,309 "all ages" communities with 368,653 home sites. The national average occupancy is 82.7 percent and the weighted average rent increase is 3 percent. Sun's portfolio occupancy as of December 31, 2008, was 81.9 percent and the weighted average rental increase for 2008 was 2.9 percent. Sun's portfolio, while weighted toward the Midwest, is performing consistently with the results of JLT & Associates national survey results. It seems clear that the Company's performance has been impacted more by the manufactured housing industry issues related to poor underwriting standards and repossessions (that have dramatically mitigated) than by regional economic issues in the Midwest.

SAME PROPERTY PORTFOLIO

The Company's same property portfolio of 135 communities is expected to generate growth in net operating income(2) of approximately 1.7 percent in 2009.

SALE OF NEW AND PRE-OWNED HOMES

In 2009, we expect to sell 420 new and pre-owned homes and increase sales of rental homes by 33% to 800 for total sales in excess of 1,200. As previously mentioned, demand for our product generally increases during economic downturns. This increased demand, along with the modifications to the 10 percent housing credit, recently enacted by Congress, should substantively support the achievement of this sales goal.

RENTAL HOME PROGRAM

Sales of rental homes are expected to approximate 800 in 2009, continuing the increase from 363 in 2007 to 596 in 2008. A majority of the purchasers of rental homes are first time purchasers of a principal residence and therefore, could likely qualify for the 10 percent housing credit. Growth in the average monthly rental rate will be dependent upon market conditions. The 2009 guidance includes no increase in the average monthly rental rate.

The rental program continues to generate substantial traffic in our communities. This activity supplants that which was formerly provided by the dealer network and provides the Company with an effective means of reaching the public and selling them on the manufactured housing community lifestyle. This is proving to be an outstanding resident boarding system for potential resident owners. The success of this is enhanced by the annual capital improvements which have maintained our communities at the top of the quality pyramid.

ORIGEN

We have included no contribution to FFO(1) from Origen in 2009 as fluctuations in the market price of their common stock may give rise to fair market value adjustments which will offset reported equity earnings.

March 13, 2009

RECURRING CAPITAL EXPENDITURES

The Company expects recurring capital expenditures to approximate $7.4 million for 2009, or about $0.36 per diluted share/OP unit. Using the midpoint of earnings guidance, funds available for distribution will approximate $2.52 per diluted share/OP unit which equals the Company’s 2008 annual dividend of $2.52 per diluted share/OP unit continuing a multi-year improvement in the relationship of adjusted funds from operations to the annual dividend.

GENERAL & ADMINISTRATIVE EXPENSES-REAL PROPERTY

General and administrative expenses–real property totaled $16.4 million in 2008 and are expected to approximate the same amount in 2009.

DEBT MATURITIES

The Company has mortgage debt of $11.2 million on two communities due in June 2009, which is in the process of being refinanced and $0.5 million of Preferred Operating Partnership Units (POP Units) that mature in December 2009. An additional $0.5 million of POP Units matured in January 2009. The only debt maturity in 2010 is $0.8 million of POP Units. There is $103.7 million of mortgage backed debt due in July 2011 and the Company’s unsecured line of credit matures in October 2011.

INTEREST EXPENSE

The Company estimated its 2009 interest expense assuming the rate on its primary line of credit will be 3 percent (30 day LIBOR + 165 bps).

A conference call to discuss fourth quarter operating results will be held on March 13, 2009, at 11:00 A.M. EST. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through March 27, 2009, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. The account number for the replay is 3055 and the ID number is 314942. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a real estate investment trust that currently owns and operates a portfolio of 136 communities comprising approximately 47,600 developed sites and approximately 6,100 sites suitable for development.

(1) Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

March 13, 2009

Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

(2) Investors in and analysts following the real estate industry utilize net operating income (“NOI”) as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

For more information about Sun Communities, Inc.

visit our website at www.suncommunities.com

-FINANCIAL TABLES FOLLOW-

FORWARD LOOKING STATEMENTS

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s expectations of future events.

SUN COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE PERIODS ENDED DECEMBER 31, 2008 AND 2007

(Amounts in thousands except for per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
REVENUES
Income from real property	$49,841	$48,509	$196,206	$191,427
Revenue from home sales	7,273	5,058	31,477	22,905
Rental home revenue	5,215	4,907	20,533	18,840
Ancillary revenues, net	106	153	455	508
Interest	1,161	742	3,902	2,884
Other income (loss)	(410)	(82)	2,474	(608)
Total revenues	63,186	59,287	255,047	235,956

COSTS AND EXPENSES
Property operating and maintenance	12,661	12,195	50,403	48,893
Real estate taxes	3,799	3,997	15,982	16,366
Cost of home sales	5,393	4,017	24,286	18,181
Rental home operating and maintenance	4,107	3,828	15,673	13,830
General and administrative - real property	3,829	2,754	16,418	14,610
General and administrative - home sales and rentals	1,731	1,653	6,734	6,093
Depreciation and amortization	16,471	16,034	64,998	62,478
Asset impairment charges	13,171	—	13,171	—
Interest	15,464	15,775	60,775	61,939
Interest on mandatorily redeemable debt	847	896	3,382	3,601
Total expenses	77,473	61,149	271,822	245,991

Loss before income taxes, minority interest, and loss from affiliates	(14,287)	(1,862)	(16,775)	(10,035)
Provision for state income tax	(302)	(193)	(336)	(768)
Minority interest in Operating Partnership	(1,441)	1,297	(839)	2,129
Loss from affiliates	(2,462)	(9,400)	(16,498)	(7,969)
Net loss	$(18,492)	$(10,158)	$(34,448)	$(16,643)

Weighted average common shares outstanding:
Basic	18,252	18,027	18,176	17,938
Diluted	18,252	18,027	18,176	17,938

Basic and diluted loss per share:	$(1.01)	$(0.57)	$(1.90)	$(0.93)

Cash dividends per common share:	$0.63	$0.63	$2.52	$2.52

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS

FOR THE PERIODS ENDED DECEMBER 31, 2008 AND 2007

(Amounts in thousands, except for per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net loss	$(18,492)	$(10,158)	$(34,448)	$(16,643)
Adjustments:
Depreciation and amortization	16,962	16,555	66,892	64,615
Valuation adjustment(3)	—	2	—	(248)
Provision (benefit) for state income taxes(4)	3	85	(402)	585
Gain on disposition of assets, net	(542)	(724)	(3,044)	(741)
Gain on sale of undeveloped land	—	—	(3,336)	—
Minority interest distribution (loss allocation)	1,441	(1,297)	839	(2,129)
Funds from operations (FFO) (1)	$(628)	$4,463	$26,501	$45,439

Weighted average common shares/OP Units outstanding:
Basic	20,507	20,328	20,463	20,240
Diluted	20,507	20,426	20,508	20,346

FFO(1) per weighted average Common Share/OP Unit - Basic	$(0.03)	$0.22	$1.30	$2.25
FFO(1) per weighted average Common Share/OP Unit - Diluted	$(0.03)	$0.22	$1.29	$2.24

The table below adjusts FFO to exclude equity loss from affiliate (Origen), non-cash asset impairment charges, and severance costs related to the retirement of one of the Company’s officers, in thousands.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net loss as reported	$(18,492)	$(10,158)	$(34,448)	$(16,643)
Equity loss/impairment from affiliate adjustment	2,420	9,829	16,470	9,829
Asset impairment charges	13,171	—	13,171	—
Severance charges	—	—	888	—
Minority interest loss allocation	—	(1,113)	(1,514)	(1,113)
Adjusted net loss	(2,901)	(1,442)	(5,433)	(7,927)
Adjustments:
Depreciation and amortization	16,962	16,555	66,892	64,615
Valuation adjustment (3)	—	2	—	(248)
Provision (benefit) for state income tax (4)	3	85	(402)	585
Gain on disposition of assets, net	(542)	(724)	(3,044)	(741)
Gain on sale of undeveloped land	—	—	(3,336)	—
Minority interest distribution (loss allocation)	1,441	(184)	2,353	(1,016)
Adjusted Funds from operations (FFO) (1)	$14,963	$14,292	$57,030	$55,268
Adjusted FFO(1) per weighted avg. Common Share/OP Unit - Diluted	$0.73	$0.70	$2.78	$2.72

(3) The Company had an interest rate swap, which matured in July 2007, which was not eligible for hedge accounting. Accordingly, the valuation adjustment (the theoretical non-cash profit or loss if the swap contract were to be terminated at the balance sheet date) was recorded in interest expense. If held to maturity the net cumulative valuation adjustment would approximate zero. The Company had no intention of terminating the swap prior to maturity and therefore excluded the valuation adjustment from FFO so as not to distort this comparative measure.

(4) The tax provision for the three months ended December 31, 2008 and 2007 and for the year ended December 31, 2007 represents potential taxes payable on the sale of company assets related to the enactment of the Michigan Business Tax. These taxes do not impact Funds from Operations and would be payable from prospective proceeds of such sales. The tax benefit for the year ended December 31, 2008 represents the reversal of this tax provision.

SUN COMMUNITIES, INC.

SELECTED BALANCE SHEET DATA

(Amounts in thousands)

(Unaudited)

	December 31, 2008	December 31, 2007
Investment property before accumulated depreciation	$1,539,623	$1,538,426
Total assets	$1,206,999	$1,245,823
Total debt	$1,229,571	$1,187,675
Total minority interest and stockholders' equity (deficit)	$(59,882)	$26,046

SUN COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE PERIODS ENDED DECEMBER 31, 2008 AND 2007

(Amounts in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net loss	$(18,492)	$(10,158)	$(34,448)	$(16,643)
Unrealized loss on interest rate swaps	(1,931)	(1,036)	(1,995)	(1,676)
Comprehensive loss	$(20,423)	$(11,194)	$(36,443)	$(18,319)

SUN COMMUNITIES, INC.

ADDITIONAL INFORMATION

(Unaudited)

SAME PROPERTY RESULTS

For 135 communities owned throughout both years (amounts in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% change	2008	2007	% change
Total revenue	$47,433	$46,287	2.5%	$186,972	$182,826	2.3%
Total expense	13,275	13,150	1.0%	54,156	53,615	1.0%
Net operating income(2)	$34,158	$33,137	3.1%	$132,816	$129,211	2.8%

Same property occupancy and average monthly rent information at December 31, 2008 and 2007:

	2008	2007
Total manufactured housing sites	47,471	47,465
Occupied manufactured housing sites	37,686	37,733
Manufactured housing occupancy %	82.1%	82.4%
Average monthly rent per site	$393	$382

RENTAL PROGRAM SUMMARY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
	(in thousands)
Rental home revenue	$5,215	$4,907	$20,533	$18,840
Site rent included in Income from real property	6,259	5,713	24,537	21,704
Rental program revenue	11,474	10,620	45,070	40,544
Expenses
Payroll and commissions	407	871	2,008	2,459
Repairs and refurbishment	2,039	1,706	7,419	6,526
Taxes and insurance	708	600	2,802	2,366
Other	953	651	3,444	2,479
Rental program operating and maintenance	4,107	3,828	15,673	13,830
Net operating income (2)	$7,367	$6,792	$29,397	$26,714

Occupied rental homes information at December 31, 2008 and 2007:

	2008	2007
Number of occupied rentals, end of period	5,517	5,328
Investment in occupied rental homes (in thousands)	$170,521	$161,057
Weighted average monthly rental rate	$736	$718